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Bloom Energy Announces Second Quarter 2021 Financial Results

Q2 Revenue of $228.5 million; an increase of 21.6% year-over-year

Q2 GAAP Gross Margin of 16.3%; Non-GAAP Gross Margin of 18.0%

Q2 GAAP Operating Margin of (18.7%); Non-GAAP Operating Margin of (10.3%)

Q2 GAAP EPS of $(0.31); Adjusted EPS of $(0.23)

SAN JOSE, Calif., August 4, 2021 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its second quarter ended June 30, 2021.

Second Quarter Financial Highlights
•Revenue of $228.5 million in the second quarter of 2021, an increase of 21.6% compared to revenue of $187.9 million in the second quarter of 2020. Product revenue of $146.9 million in the second quarter of 2021, an increase of 26.4% from the second quarter of 2020, primarily driven by a 41.5% increase in acceptances.
•Gross margin of 16.3% in the second quarter of 2021, an increase of 2.3 percentage points compared to gross margin of 14.0% in the second quarter of 2020, primarily driven by improved product cost and favorable sales mix from growth in product and electricity.
•Non-GAAP gross margin was 18.0% in the second quarter of 2021, an increase of 1.5 percentage points compared to non-GAAP gross margin of 16.5% in the second quarter of 2020, primarily driven by improved product cost and favorable sales mix from growth in product and electricity.
•Operating margin of (18.7%) in the second quarter of 2021, a decline of 3.0 percentage points compared to operating margin of (15.7%) in the second quarter of 2020, driven by increases in operating expenses to expand our commercial capability, invest in technology and ensure our control environment is ready to scale for growth.
•Non-GAAP operating margin was (10.3%) in the second quarter of 2021, a decrease of 4.5 percentage points compared to non-GAAP operating margin of (5.8%) in the second quarter of 2020, driven by increases in operating expenses to expand our commercial capability, invest in technology and ensure our control environment is ready to scale for growth.
•GAAP EPS of $(0.31) and Adjusted EPS of $(0.23) in the second quarter of 2021, compared to GAAP EPS of $(0.34) and Adjusted EPS of $(0.23) in the second quarter of 2020, driven by a reduction in interest expenses due to refinancing of our notes at a lower interest rate in 2020 and an increase in outstanding shares.

Commenting on the second quarter, KR Sridhar, founder, chairman, and CEO of Bloom Energy said, “We believe there are three key imperatives in the energy market today – resiliency, sustainability and cost-predictability. Bloom Energy is uniquely positioned with our Bloom Energy Server to solve these challenges and the global marketplace is recognizing this. We believe our business is poised for growth given the progress we have made in deploying our products and the demand we are seeing from partners and customers around the world. We are investing in our technology, continuing to innovate, and adding people and infrastructure to meet these opportunities in the months and years ahead.”

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Greg Cameron, executive vice president and CFO of Bloom Energy added, “Bloom Energy is executing well, as we achieved record revenue, acceptances, and generated positive free cash flow in the second quarter. We are making progress on our operational and financial milestones. While we face some temporary operating cost pressures, we remain confident in our business and are reaffirming our full year 2021 guidance.”
Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)		Q221	Q121	Q220
Revenue		228,470	194,007	187,856
Cost of Revenue		191,126	139,356	161,607
Gross Profit		37,344	54,651	26,249
Gross Margin		16.3%	28.2%	14.0%
Operating Expenses		80,055	69,048	55,749
Operating Loss		(42,711)	(14,397)	(29,500)
Operating Margin		(18.7%)	(7.4%)	(15.7%)
Non-operating Expenses[1]		11,152	10,492	13,012
Net Loss		(53,863)	(24,889)	(42,512)
GAAP EPS	GAAP EPS	$ (0.31)	$ (0.15)	$ (0.34)
1. Non-Operating Expenses and tax provision and non-controlling interest

Preliminary Summary Non-GAAP Financial Information1

($000)	Q221	Q121	Q220
Revenue	228,470	194,007	187,856
Cost of Revenue[2]	187,322	136,357	156,871
Gross Profit[2]	41,148	57,650	30,985
Gross Margin[2]	18.0%	29.7%	16.5%
Operating Expenses[2]	64,726	54,837	41,854
Operating Income (loss) [2]	(23,578)	2,813	(10,869)
Operating Margin[2]	(10.3%)	1.5%	(5.8%)
Adjusted EBITDA[3]	(10,947)	16,062	2,084
Adjusted EPS[4]	$ (0.23)	$ (0.07)	$ (0.23)
1.    Reference pages 11-14 for detailed reconciliation of GAAP to Non-GAAP financial measures
2.    Excludes stock-based compensation
3.    Adjusted EBITDA is net income (loss) excluding net loss attributable to non-controlling interest, gain (loss) on revaluation of embedded derivatives, fair value adjustment for PPA derivatives, stock-based compensation expense, income tax provision, depreciation and amortization, interest expense and other one-time items
4.    Adjusted EPS is net income (loss) excluding net loss attributable to non-controlling interest, gain (loss) on revaluation of embedded derivatives, fair value adjustment for PPA derivatives and stock-based compensation expense using the adjusted Weighted Average Shares Outstanding (WASO) share count

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Revenue Highlights

Revenue of $228.5 million in the second quarter of 2021, an increase of 21.6% compared to revenue of $187.9 million in the second quarter of 2020, primarily driven by a $30.7 million increase in product revenue and a $9.5 million increase in service revenue.

Product revenue increased $30.7 million, or 26.4%, in the second quarter of 2021 as compared to the prior year period, primarily driven by a 41.5% increase in product acceptances. Acceptance typically occurs upon transfer of control to our customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power. In the second quarter of 2021, we were able to achieve a larger number of acceptances at time of delivery than in the prior year.

Service revenue increased $9.5 million in the second quarter 2021 as compared to the prior year period. This increase is driven by continued additions to our installation base.

Margin Highlights

GAAP gross margin in the second quarter of 2021 was 16.3%, up 2.3 percentage points compared to 14.0% in the second quarter of 2020. Non-GAAP gross margin in the second quarter of 2021 was 18.0%, up 1.5 percentage points compared to 16.5% in the second quarter of 2020. The improvement in gross margin was primarily driven by improved product cost and favorable sales mix from growth in product and electricity.

Balance Sheet Highlights

Bloom Energy’s cash position, including restricted cash, as of June 30, 2021 was $400.5 million, compared to $324.1 million as of June 30, 2020. Unrestricted cash as of June 30, 2021 was $204.0 million, compared to $144.1 million as of June 30, 2020. Bloom ended the second quarter of 2021 with $519.2 million of total debt, a decrease of $3.0 million from the first quarter of 2021. Non-recourse debt as of June 30, 2021 was $219.2 million, compared to $222.2 million as of March 31, 2021.

2021 Outlook
Bloom reaffirmed the following outlook for the full -year 2021:

Revenue	$950 million - $1 billion
Non-GAAP Gross Margin*:	~25%
Non-GAAP Operating Margin*:	~3%
Cash Flow from Operations:	Approaching positive
*Non-GAAP gross margin and non-GAAP operating margin only exclude stock-based compensation expense.

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Conference Call Details

Bloom will host a conference call today, August 4, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (833) 520-0063 and enter the passcode: 7526169. Those calling from outside the United States may dial +1 (236) 714-2197 and enter the same passcode: 7526169. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 585-8367 or +1 (416) 621-4642 and entering passcode 7526169.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2021 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. Bloom’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.

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Forward-Looking Statements
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s ability to solve the three key imperatives of resiliency, sustainability and cost-predictability; Bloom’s expectations of future growth; Bloom’s expectations of meeting its operational and financial milestones; and Bloom’s financial outlook for 2021. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended on March 31, 2021 as filed with the SEC on May 6, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.
Investor Relations:
investor@bloomenergy.com

Media:
Jennifer Duffourg
Bloom Energy
+1 (480) 341-5464
jennifer.duffourg@bloomenergy.com

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Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$203,956	$246,947
Restricted cash	60,584	52,470
Accounts receivable	54,468	96,186
Contract asset	18,638	3,327
Inventories	163,317	142,059
Deferred cost of revenue	36,273	41,469
Customer financing receivable	5,603	5,428
Prepaid expenses and other current assets	23,061	30,718
Total current assets	565,900	618,604
Property, plant and equipment, net	611,371	600,628
Operating lease right-of-use assets	69,708	35,621
Customer financing receivable, non-current	42,457	45,268
Restricted cash, non-current	135,988	117,293
Deferred cost of revenue, non-current	2,683	2,462
Other long-term assets	35,921	34,511
Total assets	$1,464,028	$1,454,387
Liabilities, Redeemable Noncontrolling Interest, Stockholders’ (Deficit) Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$87,132	$58,334
Accrued warranty	7,697	10,263
Accrued expenses and other current liabilities	96,051	112,004
Deferred revenue and customer deposits	79,262	114,286
Operating lease liabilities	5,375	7,899
Financing obligations	13,819	12,745
Recourse debt	2,020	—
Non-recourse debt	117,690	120,846
Total current liabilities	409,046	436,377
Deferred revenue and customer deposits, non-current	79,059	87,463
Operating lease liabilities, non-current	78,441	41,849
Financing obligations, non-current	459,887	459,981
Recourse debt, non-current	288,650	168,008
Non-recourse debt, non-current	98,093	102,045
Other long-term liabilities	20,904	17,268
Total liabilities	1,434,080	1,312,991

Redeemable noncontrolling interest	334	377

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Stockholders’ equity (deficit):
Common stock	17	17
Additional paid-in capital	3,155,917	3,182,753
Accumulated other comprehensive loss	(124)	(9)
Accumulated deficit	(3,177,381)	(3,103,937)
Total stockholders’ (deficit) equity	(21,571)	78,824
Noncontrolling interest	51,185	62,195
Total liabilities, redeemable noncontrolling interest, stockholders' (deficit) equity and noncontrolling interest	$1,464,028	$1,454,387

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Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020

Revenue:
Product	$146,867	$116,197
Installation	28,879	29,839
Service	35,707	26,208
Electricity	17,017	15,612
Total revenue	228,470	187,856
Cost of revenue:
Product	108,891	83,127
Installation	36,515	38,287
Service	35,565	28,652
Electricity	10,155	11,541
Total cost of revenue	191,126	161,607
Gross profit	37,344	26,249
Operating expenses:
Research and development	25,673	19,377
Sales and marketing	22,727	11,427
General and administrative	31,655	24,945
Total operating expenses	80,055	55,749
Loss from operations	(42,711)	(29,500)
Interest income	76	332
Interest expense	(14,553)	(14,374)
Interest expense - related parties	—	(794)
Other income (expense), net	22	(3,913)
(Loss) gain on revaluation of embedded derivatives	(942)	412
Loss before income taxes	(58,108)	(47,837)
Income tax provision	313	141
Net loss	(58,421)	(47,978)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(4,558)	(5,466)
Net loss attributable to Class A and Class B common stockholders	$(53,863)	$(42,512)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(0.31)	$(0.34)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	172,749	125,928

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Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(88,202)	$(129,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,808	25,852
Non-cash lease expense	4,520	2,759
Impairment of equity method investment	—	4,236
Revaluation of derivative contracts	462	(72)
Stock-based compensation expense	36,343	41,652
Loss on extinguishment of debt	—	14,098
Amortization of debt issuance costs and premium, net	1,900	(470)
Changes in operating assets and liabilities:
Accounts receivable	41,718	(11,531)
Contract assets	(15,311)	(256)
Inventories	(21,026)	(3,532)
Deferred cost of revenue	4,984	(9,995)
Customer financing receivable	2,636	2,490
Prepaid expenses and other current assets	7,656	7,314
Other long-term assets	(1,410)	(3,574)
Accounts payable	29,449	8,831
Accrued warranty	(2,565)	(159)
Accrued expenses and other current liabilities	(16,225)	13,509
Operating lease right-of-use assets and operating lease liabilities	(5,140)	(2,973)
Deferred revenue and customer deposits	(43,428)	2,907
Other long-term liabilities	1,529	(1,701)
Net cash used in operating activities	(35,302)	(40,235)
Cash flows from investing activities:
Purchase of property, plant and equipment	(34,461)	(19,560)
Net cash used in investing activities	(34,461)	(19,560)

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	Six Months Ended June 30,
	2021	2020
Cash flows from financing activities:
Proceeds from issuance of debt	—	70,000
Proceeds from issuance of debt to related parties	—	30,000
Repayment of debt	(7,838)	(82,248)
Repayment of debt - related parties	—	(2,105)
Debt issuance costs	—	(3,371)
Proceeds from financing obligations	7,123	—
Repayment of financing obligations	(6,387)	(5,111)
Distributions to noncontrolling interests and redeemable noncontrolling interests	(4,762)	(5,815)
Proceeds from issuance of common stock	65,668	5,186
Net cash provided by financing activities	53,804	6,536
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(223)	—
Net decrease in cash, cash equivalents, and restricted cash	(16,182)	(53,259)
Cash, cash equivalents, and restricted cash:
Beginning of period	416,710	377,388
End of period	$400,528	$324,129

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Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands)
Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross profit and gross margin excluding stock-based compensation (SBC) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross profit or gross margin, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross profit and gross margin excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross profit and gross margin excluding stock-based compensation to gross profit and gross margin, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q221	Q121	Q220
Revenue	228,470	194,007	187,856
Gross Profit	37,344	54,651	26,249
Gross Margin %	16.3%	28.2%	14.0%
Stock-based compensation (Cost of Revenue)	3,804	2,999	4,736
Gross Profit excluding SBC	41,148	57,650	30,985
Gross Margin excluding SBC %	18.0%	29.7%	16.5%

Cost of Revenue and Operating Expenses to Cost of Revenue and Operating Expenses Excluding Stock-Based Compensation

Cost of revenue and operating expenses excluding stock-based compensation are a supplemental measure of operating performance that does not represent and should not be considered an alternative to cost of revenue and operating expenses, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that cost of revenue and operating expenses excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of cost of revenue and operating expenses excluding stock-based compensation to cost of revenue and operating expenses, the most directly comparable GAAP measure, are as follows:

	Q221	Q121	Q220
Cost of Revenue	191,126	139,356	161,607
Stock-Based Compensation - Cost of Revenue	3,804	2,999	4,736
Cost of Revenue – Excluding SBC	187,322	136,357	156,871

	Q221	Q121	Q220
Operating Expenses	80,055	69,048	55,749
Stock-Based Compensation - Operating Expenses	15,329	14,211	13,895
Operating Expenses – Excluding SBC	64,726	54,837	41,854

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Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation
Operating income (loss) excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q221	Q121	Q220
Operating Loss	(42,711)	(14,397)	(29,500)
Stock-based compensation	19,133	17,210	18,631
Operating Income (loss) excluding SBC	(23,578)	2,813	(10,869)
Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share (EPS)
Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q221	Q121	Q220
Net loss to Common Stockholders	(53,863)	(24,889)	(42,512)
Loss for non-controlling interests[1]	(4,558)	(4,892)	(5,466)
Loss (gain) on derivatives liabilities[2]	942	518	(412)
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(735)	(193)	135
Stock-based compensation	19,133	17,210	18,631
Adjusted Net Loss	(39,081)	(12,246)	(29,624)

Net loss to Common Stockholders per share	$ (0.31)	$ (0.15)	$ (0.34)
Adjusted net loss per share (EPS)	$ (0.23)	$ (0.07)	$ (0.23)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	172,749	170,745	125,928
Adjusted weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	172,749	170,745	130,646
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our Second PPA company), a wholly owned subsidiary
4.Includes adjustments to reflect assumed conversion of certain convertible promissory notes

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Net Loss to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q221	Q121	Q220
Net loss to Common Stockholders	(53,863)	(24,889)	(42,512)
Loss for non-controlling interests[1]	(4,558)	(4,892)	(5,466)
Loss (gain) on derivatives liabilities[2]	942	518	(412)
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(735)	(193)	135
Stock-based compensation	19,133	17,210	18,631
Depreciation & Amortization	13,366	13,442	12,818
Provision (benefit) for Income Tax	313	124	141
Interest Expense (Income), Other Expense (Income), net	14,455	14,742	18,749
Adjusted EBITDA	(10,947)	16,062	2,084
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our Second PPA company)